EXHIBIT 8


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                                                     List of Subsidiaries

       We are a holding company for the following significant subsidiaries as at December 31, 2003:

                                                                                                        Equity interest
                                                                                                        attributable to
                             Name of company                                Place of incorporation            PCCW
-----------------------------------------------------------------------     ----------------------      ----------------
PCCW-HKT Limited.......................................................     Hong Kong                           100%
PCCW-HKT Telephone Limited.............................................     Hong Kong                           100%
PCCW-HKT Business Services Limited.....................................     Hong Kong                           100%
PCCW-HKT Consumer Services Limited.....................................     Hong Kong                           100%
PCCW-HKT Network Services Limited......................................     Hong Kong                           100%
PCCW-HKT Products & Services Limited...................................     Hong Kong                           100%
PCCW Teleservices (Hong Kong) Limited..................................     Hong Kong                           100%
PCCW Teleservices Operations (Hong Kong) Limited.......................     Hong Kong                           100%
Cascade Limited........................................................     Hong Kong                           100%
PCCW IMS Limited.......................................................     Hong Kong                           100%
Pacific Century Systems Limited........................................     Hong Kong                           100%
Corporate Access Limited...............................................     Cayman Islands                      100%
BtN Access (HK) Limited................................................     Hong Kong                           100%
Beyond The Network Limited.............................................     Hong Kong                           100%
Beyond the Network America, Inc. ......................................     United States                       100%
PCCW (Beijing) Limited.................................................     The PRC                             100%
Omnilink Technology Limited............................................     British Virgin Islands            76.43%
Unihub China Information Technology Company Limited....................     The PRC                           38.20%
Unihub Limited (formerly PCCW Business eSolutions (HK) Limited) .......     Hong Kong                           100%
PCCW Business eSolutions Limited.......................................     Hong Kong                           100%
PCCW Corporate Solutions (Guangzhou) Limited...........................     The PRC                             100%
PCCW Powerbase Data Center Services (HK) Limited.......................     Hong Kong                           100%
Power Logistics Limited................................................     Hong Kong                           100%
PCCW Directories Limited...............................................     Hong Kong                           100%
ChinaBiG Limited.......................................................     Hong Kong                         62.31%
iLink Holdings Limited.................................................     Cayman Islands                      100%
SecureNet Asia Limited ................................................     Hong Kong                           100%
Cyber-Port Limited.....................................................     Hong Kong                           100%
Beijing Jing Wei House and Land Estate Development Co., Ltd. ..........     The PRC                             100%
Partner Link Investments Limited.......................................     British Virgin Islands              100%
Ripley Investments Limited.............................................     Hong Kong                           100%
PCCW Facilities Management Limited.....................................     Hong Kong                           100%
JALECO LTD. (formerly Pacific Century CyberWorks Japan Co., Ltd.) .....     Japan                             76.13%
Taiwan Telecommunication Network Services Co., Ltd. ...................     Taiwan                            56.56%
UK Broadband Limited (formerly Poundradio Limited).....................     United Kingdom                      100%
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